UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2016 (March 30, 2016)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue, Building 701 P.O. Box 3025 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Separation-Related Agreements

On April 1, 2016, Armstrong World Industries, Inc. (“AWI”) completed the previously announced plan to separate its Resilient Flooring and Wood Flooring segments into a separate and independent public company, Armstrong Flooring, Inc. (“AFI”), through the distribution of all of the then outstanding shares of AFI common stock to AWI’s shareholders.

Effective as of 11:59 p.m., Eastern time, on April 1, 2016, the distribution date, AWI distributed all of the issued and outstanding shares of AFI common stock to AWI’s shareholders of record as the close of business on March 21, 2016, the record date for the distribution, as a pro rata distribution. On the distribution date, AWI shareholders received one share of AFI common stock for every two shares of AWI common stock held as of the record date and will receive cash in lieu of any fractional shares of AFI common stock. As a result of the distribution, AWI does not beneficially own any shares of AFI common stock. The separation and distribution has resulted in AFI becoming an independent, publicly traded company, trading on the New York Stock Exchange under the symbol “AFI.”

As previously announced, on March 11, 2016, AFI entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) with AWI that sets forth, among other things, certain agreements between AWI and AFI regarding the principal transactions necessary to effect the separation and distribution. On April 1, 2016, in connection with the completion of the separation and distribution, AFI entered into certain other agreements with AWI as contemplated by the Separation and Distribution Agreement that, together with a plan of division adopted by AWI’s board of directors, provides for the separation and allocation between AFI and AWI of the assets, employees, liabilities and obligations of AWI and its subsidiaries attributable to periods prior to, at and after AFI’s separation from AWI and govern the relationship between AFI and AWI subsequent to the completion of the separation and distribution. These agreements include:

•	a Transition Services Agreement;

•	a Tax Matters Agreement;

•	an Employee Matters Agreement;

•	a Trademark License Agreement;

•	a Transition Trademark License Agreement; and

•	a Campus Lease Agreement.

A description of the terms and conditions of these agreements that are material to AFI can be found in AFI’s information statement, dated March 24, 2016 (the “Information Statement”), which is included as Exhibit 99.1 to this Form 8-K, under the section entitled “Certain Relationships and Related Person Transactions.” These summaries are incorporated by reference into this Item 1.01. The description of the agreements set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of those agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6.

Merger Agreement

Pursuant to the Separation and Distribution Agreement and in connection with the completion of the separation and distribution, on March 11, 2016, AWI’s board of directors adopted a Plan of Division (the “Plan of Division”), pursuant to which, on March 30, 2016, AWI engaged in a division under Pennsylvania law (the “division”), pursuant to which the assets and liabilities of AWI related primarily to AWI’s Resilient Flooring and Wood Flooring segments were allocated to a newly formed Pennsylvania corporation that resulted from the division (the “Resulting PA Corporation”).

On March 31, 2016, after the division became effective, AFI and the Resulting PA Corporation entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which the Resulting PA Corporation merged with and into AFI (the “Merger”), with AFI surviving the Merger as a Delaware corporation and the successor to the Resulting PA Corporation. The transactions contemplated by the Merger Agreement were consummated on March 31, 2016. The description of the Merger Agreement set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Merger Agreement, which is attached hereto as Exhibit 2.1.

Debt Arrangements

On April 1, 2016, AFI entered into a credit agreement (the “Credit Agreement”), by and among AFI, Armstrong Hardwood Flooring Company (“Armstrong Hardwood” and, together with AFI, the “Borrowers”), the guarantors named therein, Bank of America, N.A., as administrative agent and collateral agent, the other lenders party thereto, JPMorgan Chase Bank, N.A. and SunTrust Robinson Humphrey, Inc., as co-syndication agents, and Bank of America, N.A., JPMorgan Chase Bank, N.A. and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint book managers.

The Credit Agreement provides AFI with a $225 million senior secured asset-based revolving credit facility (the “Credit Facility”), which includes a $50 million sublimit for the issuance of standby letters of credit and a $25 million sublimit for swing line loans, and a borrowing base that is derived from the Borrowers’ accounts receivable, inventory and eligible cash, subject to certain reserves and other limitations. The Credit Facility is scheduled to mature on April 1, 2021. The Credit Agreement provides for an uncommitted accordion feature that allows AFI to request the existing lenders or their assignees to provide additional capacity in the form of increased revolving credit commitments or other revolving credit commitments, in an amount up to $150 million, of which up to (a) $15 million may be used to establish a first-in, last-out tranche, (b) $20 million may be used to establish a Canadian Dollar sub-facility and (c) $15 million may be used to establish an Australian Dollar sub-facility. The Credit Agreement also provides that one of AFI’s subsidiaries, Armstrong Hardwood Flooring Company, will be a co-borrower under the Credit Facility.

On April 1, 2016, the signing date of the Credit Agreement, AFI borrowed $100 million under the Credit Facility, $50 million of which was used to fund a $50 million cash dividend that was paid to AWI before the distribution.

Borrowings under the Credit Facility (other than swing line loans) will bear interest at a rate per annum equal to an applicable margin plus, at AFI’s option, a base rate or a Eurodollar rate equal to the London interbank offered rate (“LIBOR”) for the relevant interest period, plus, in each case, an applicable margin determined in accordance with the provisions of the Amended and Restated Credit Agreement. The base rate will be the highest of (a) the prime rate of Bank of America, N.A., (b) the federal funds effective rate plus 1/2 of 1.00% and (c) one month LIBOR plus 1.00%. The applicable margin for borrowings under the Credit Facility will be 0.50% with respect to base rate borrowings and 1.50% with respect to Eurodollar borrowings for the first two full fiscal quarters following April 1, 2016. Thereafter, the applicable margin will be determined based on AFI’s average excess availability under the Credit Facility. In addition to paying interest on outstanding principal under the Credit Agreement, AFI will pay a commitment fee to the lenders under the Credit Facility in respect of the unutilized commitments thereunder at a rate equal to 0.25% per annum if utilization is greater than or equal to 35% of the aggregate commitments and otherwise at a rate equal to 0.375% per annum. AFI must also pay customary letter of credit and agency fees.

If at any time the aggregate amount of outstanding revolving loans under the Credit Facility exceeds the commitment amount, AFI will be required to repay such excess on demand. AFI may voluntarily prepay outstanding loans under the Credit Facility without premium or penalty other than customary “breakage” costs with respect to Eurodollar loans.

All obligations under the Credit Agreement are guaranteed by each of AFI’s wholly owned domestic subsidiaries that individually, or together with its subsidiaries, has assets of more than $1 million. All obligations under the Credit Agreement, and guarantees of those obligations, are secured, subject to certain exceptions, by the following assets:

•	A first-priority pledge of 100% of the capital stock and other equity interests of all material domestic subsidiaries, direct and indirect, of AFI. Material domestic subsidiaries are domestic subsidiaries that individually, or together with their respective subsidiaries on a consolidated basis, have assets of more than $1 million (other than insurance subsidiaries and securitization subsidiaries).

•	A pledge of 65% of the capital stock and other equity interests of all excluded subsidiaries that are material first-tier foreign subsidiaries, direct and indirect, of AFI, subject to certain exceptions. Excluded subsidiaries are any subsidiary that is (i) not a domestic subsidiary, (ii) HomerWood Hardwood Flooring Company or (iii) any domestic subsidiary that is not a material domestic subsidiary, subject to certain caps and conditions. The material first-tier foreign subsidiaries include any first-tier foreign subsidiaries that individually, or together with their respective subsidiaries on a consolidated basis, have assets of more than $5 million (other than foreign subsidiaries organized under the laws of the People’s Republic of China, any insurance subsidiary and any other foreign subsidiary if a pledge of such foreign subsidiary’s capital stock would violate any law or be expected to have an adverse effect on such foreign subsidiary’s business).

•	A grant of a security interest in substantially all personal property of AFI and material domestic subsidiaries, including all accounts, contract rights, deposit accounts, chattel paper, insurance proceeds, inventory, investments and financial assets, general intangibles, intellectual property, licenses and machinery and equipment (the security interests are limited to those which may be perfected by the filing of financing statements under the Uniform Commercial Code or, in the case of intellectual property, filings with the United States Office of Patents and Trademarks or the United States Copyright Office).

•	All proceeds of the foregoing.

The Credit Agreement contains a number of covenants that, among other things and subject to certain significant exceptions, restrict AFI’s ability and the ability of its subsidiaries to:

•	Incur additional indebtedness.

•	Pay dividends on AFI’s capital stock or redeem, repurchase or retire AFI’s capital stock or indebtedness.

•	Make investments, loans, advances and acquisitions.

•	Create restrictions on the payment of dividends or other amounts to AFI from its subsidiaries.

•	Engage in transactions with AFI’s affiliates.

•	Sell assets, including capital stock of AFI’s subsidiaries.

•	Consolidate or merge.

•	Create liens.

•	Enter into sale and lease back transactions.

In addition, the Credit Agreement requires AFI to comply with certain financial ratio maintenance covenants.

The credit agreement also contains customary affirmative covenants and events of default, including a cross-default provision in respect of any other indebtedness that has an aggregate principal amount exceeding $30 million.

The description of the Credit Agreement set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.7.

Adoption of Equity Compensation, Incentive and Other Benefit Plans

In connection with the separation and distribution, effective as of April 1 2016, the board of directors adopted the following equity compensation, incentive and other benefit plans for AFI’s executive officers, employees and non-employee directors:

•	Armstrong Flooring, Inc. 2016 Directors Stock Unit Plan (the “Director Plan”)

•	Armstrong Flooring, Inc. 2016 Long-Term Incentive Plan (the “Long-Term Incentive Plan”)

•	Armstrong Flooring, Inc. Nonqualified Deferred Compensation Plan (the “AFI NQDC Plan”)

•	Retirement Benefit Equity Plan of Armstrong Flooring, Inc. (the “AFI RBEP”)

The Director Plan and the Long-Term Incentive Plans are each intended to foster behavior that will produce the greatest increase in value for shareholders, reinforce key company goals and objectives that help drive stockholder value, and attract, motivate and retain officers, key employees and directors. A total of 6,100,000 shares of common stock are reserved for issuance under the Director Plan and Long-Term Incentive Plan, subject to adjustment resulting from stock dividends, stock splits and similar changes. AWI, in its capacity as the sole stockholder of AFI prior to the distribution also approved the Director Plan and Long-Term Incentive Plan. The AFI NQDC Plan and AFI RBEP were each established by AFI to provide supplemental retirement benefits to select management employees, including the named executive officers of AFI and to administer the deferred compensation liabilities it has assumed pursuant to the Employee Matters Agreement. The foregoing descriptions of the Director Plan, the Long-Term Incentive Plan, the AFI NQDC Plan and the AFI RBEP do not purport to be complete and are each qualified in its entirety by reference to the complete terms and conditions of such plans attached hereto as Exhibits 10.8, 10.9, 10.10 and 10.11, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 31, 2016, AFI completed the Merger. The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Merger is incorporated by reference into this Item 2.01.

On April 1, 2016, AFI paid a $50 million cash dividend to AWI. The information set forth under the heading “Debt Arrangements” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the heading “Debt Arrangements” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

Prior to the completion of the separation and distribution, AFI was a wholly owned subsidiary of AWI. On April 1, 2016, AWI distributed the common stock of AFI to AWI’s shareholders of record as of the close of business on March 21, 2016, the record date for the distribution. As a result of the distribution, AWI retains no ownership interest in AFI. The description of the separation and distribution set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

On March 30, 2016, each of Michael F. Johnston, Kathleen S. Lane, Jeffrey Liaw, Donald R. Maier, Larry S. McWilliams, James C. Melville, James J. O’Connor and Jacob H. Welch was appointed as a director of AFI. Richard E. Wenz was previously appointed as a director of AFI and will continue to serve as a director after the distribution. Mr. McWilliams was appointed as Chair of the board of directors.

AFI’s board of directors initially will be divided into three classes, each comprised of three directors. The directors designated as Class I directors have terms expiring at the first annual meeting of stockholders following the distribution, which AFI expects to hold in 2017. The directors designated as Class II directors have terms expiring at the 2018 annual meeting of stockholders, and the directors designated as Class III directors will have terms expiring at the 2019 annual meeting of stockholders. Upon the expiration of the initial term of each class of directors, the directors of such class will thereafter stand for election annually, such that, beginning with the annual meeting in 2019, AFI’s board of directors will no longer be divided into classes and each director will stand for election annually. The Class I directors are Ms. Lane and Messrs. Welch and Wenz; the Class II directors are Messrs. Liaw, Maier and O’Connor; and the Class III directors are Messrs. Johnston, Melville and McWilliams.

Mr. Welch was appointed to AFI’s board of directors pursuant to and in accordance with an appointment and stockholder’s agreement between AFI and members of the ValueAct Group, dated February 26, 2016. Additional information on the appointment and stockholder’s agreement can be found in AFI’s Information Statement under the section entitled “Certain Relationships and Related Person Transactions,” which is incorporated by reference into this Item 5.02.

Biographical information on each of AFI’s directors can be found in AFI’s Information Statement under the section entitled “Directors—Board of Directors Following the Distribution”, which is incorporated by reference into this Item 5.02.

Effective March 30, 2016, AFI’s board of directors has the following standing committees: an Audit Committee, a Management Development and Compensation Committee (“Compensation Committee”), a Nominating and Governance Committee and a Finance Committee. Ms. Lane, and Messrs. Liaw and Wenz have been appointed as members of the Audit Committee of the board of directors, and Mr. Wenz has been appointed as the Chair of the Audit Committee. Messrs. Johnston, Melville, O’Connor and Welch have been appointed as members of the Compensation Committee of the board of directors, and Mr. Johnston has been appointed as the Chair of the Compensation Committee. Messrs. Melville, McWilliams and O’Connor have been appointed as members of the Nominating and Governance Committee of the board of directors, and Mr. Melville has been appointed as the Chair of the Nominating and Governance Committee. Messrs. Liaw, Johnston, Melville and Welch have been appointed as members of the Finance Committee of the board of directors, and Mr. Liaw has been appointed as the Chair of the Finance Committee.

In connection with their appointment to AFI’s board of directors, each of the non-employee directors will be entitled to receive cash and equity compensation as described in AFI’s Information Statement under the section entitled “Director Compensation,” which is incorporated by reference into this Item 5.02.

All persons serving as directors of AFI prior to March 30, 2016, other than Mr. Wenz, resigned effective March 30, 2016.

Officers

On March 30, 2016, the following persons were designated as officers of AFI:

Name	Title

Donald R. Maier	President and Chief Executive Officer

John “Jay” W. Thompson	Senior Vice President and Chief Financial Officer

Dominic C. Rice	Senior Vice President and North America Commercial

Joseph N. Bondi	Senior Vice President and North America Residential

David S. Schulz	Senior Vice President and Chief Operating Officer

Christopher S. Parisi	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

John C. Bassett	Senior Vice President, Human Resources

Kimberly Z. Boscan	Vice President and Controller

Biographical information on each, and compensation information for Messrs. Maier, Schulz, Thompson Bondi and Rice, can be found in AFI’s Information Statement under the section entitled “Management—Executive Officers Following the Distribution” and “Executive Compensation,” which are incorporated by reference into this Item 5.02.

All other persons serving as an officer of AFI prior to March 30, 2016, resigned or were removed effective March 30, 2016.

The board of directors approved the following material compensation terms for the officers listed below for 2016. The annual incentives will be payable as annual cash bonuses based on achievement of performance goals. The long-term incentive awards will be provided in the form of performance-based restricted stock awards to be granted under the Long-Term Incentive Plan.

Officer	Salary	Annual Incentive Target as a Percentage of Salary	Long-Term Incentive Target as a Percentage of Salary	Total Target Direct Compensation
Donald R. Maier	$630,000	100%	250%	$2,835,000
John “Jay” W. Thompson	$375,000	60%	115%	$1,031,250
Dominic C. Rice	$300,000	45%	65%	$630,000
Joseph N. Bondi	$330,000	50%	75%	$742,500
David S. Schulz	$478,400	75%	150%	$1,554,800

In connection with their new positions with AFI, each of the foregoing officers entered into an employment letter with AFI, effective as of April 1, 2016. The employment letters provide for the salary, annual incentive targets and long-term incentive targets described above. The 2016 long-term incentive grants will include performance-based restricted stock awards that vest after three years and are tied to performance metrics for the performance period. The annual and long-term incentive programs, including targets, achievement, and payout factors, are subject to approval of the Compensation Committee. The officers are eligible for expense reimbursement for personal financial planning and income tax preparation services, up to $4,500 per year, a company-paid annual physical, and participation in the health and welfare benefit plans maintained by AFI from time to time.

Mr. Schulz’s letter agreement will continue in effect for a period of one year, until March 31, 2017, unless otherwise extended by mutual written agreement. AFI assumed Mr. Schulz’ severance agreement with AWI, dated March 9, 2015, which will be extended on its current terms through March 31, 2017. AFI also assumed the change in control severance agreement dated August 1, 2015 between Mr. Schulz and AWI and the change in control severance agreement dated November 17, 2014 between Mr. Maier and AWI.

Adoption of Equity Compensation, Incentive and Other Benefit Plans

The information regarding certain equity compensation, incentive and other benefit plans set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Spin-Off Adjustment Awards

In accordance with previously disclosed terms of the Employee Matters Agreement, certain of AFI’s executive officers were entitled to receive equity compensation awards of AFI in replacement of previously outstanding awards of restricted stock units (“RSUs”), performance stock units (“PSUs”) and stock options granted under various AWI stock incentive plans prior to the separation. Upon completion of the separation and distribution and in accordance with the Employee Matters Agreement, AFI’s executive officers received replacement AFI RSU, PSU and stock option awards in respect of their AWI RSU, PSU and stock option awards. These replacement awards are in respect of AFI common stock and are otherwise generally subject to the same terms and conditions that applied to the AWI RSU, PSU and stock option awards prior to the distribution, as modified by the terms of the Employee Matters Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 30, 2016, AFI amended and restated its certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and its bylaws (the “Amended and Restated Bylaws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in AFI’s Information Statement under the section entitled “Description of Armstrong Flooring, Inc.’s Capital Stock,” which is incorporated by reference into this Item 5.03. The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively.

On March 30, 2016, the board of directors set AFI’s Fiscal Year as ending on December 31.

Item 5.05 Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics

On March 30, 2016, AFI’s board of directors adopted a Code of Ethics for Executive and Senior Financial Officers and a Code of Ethics and Business Conduct, copies of which are available on AFI’s website at www.armstrongflooring.com.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 30, 2016, AWI, in its capacity as the sole stockholder of AFI, adopted the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws. On March 31, 2016, AWI, in its capacity as the sole stockholder of AFI, adopted the Merger Agreement and the Merger.

Item 8.01 Other Events

On April 4, 2016, AFI issued a press release announcing the completion of the separation and distribution. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 31, 2016, by and between Armstrong Flooring, Inc. and AFI Intermediate Co.

3.1	Amended and Restated Certificate of Incorporation of Armstrong Flooring, Inc., dated March 30, 2016

3.2	Amended and Restated Bylaws of Armstrong Flooring, Inc., dated March 30, 2016

10.1	Transition Services Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.2	Tax Matters Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.3	Employee Matters Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.4	Trademark License Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.5	Transition Trademark License Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.6	Campus Lease Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.7	Credit Agreement, dated as of April 1, 2016, among Armstrong Flooring, Inc. and Armstrong Hardwood Flooring Company, as Borrowers, certain subsidiaries of Armstrong Flooring, Inc. identified therein, as the Guarantors, Bank of America, N.A., as Administrative Agent and Collateral Agent, the other lenders party thereto, JPMorgan Chase Bank, N.A. and SunTrust Robinson Humphrey, Inc., as Co-Syndication Agents, and Bank of America, N.A., JPMorgan Chase Bank, N.A. and SunTrust Robinson Humphrey, Inc. as Joint Lead Arrangers and Joint Book Managers

10.8	Armstrong Flooring, Inc. 2016 Directors Stock Unit Plan (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-8 filed by Armstrong Flooring, Inc. with the SEC on April 1, 2016)

10.9	Armstrong Flooring, Inc. 2016 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed by Armstrong Flooring, Inc. with the SEC on April 1, 2016)

10.10	Armstrong Flooring, Inc. Nonqualified Deferred Compensation Plan

10.11	Retirement Benefit Equity Plan of Armstrong Flooring, Inc.

99.1	Information Statement of Armstrong Flooring, Inc., dated March 24, 2016 (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Armstrong Flooring, Inc. with the SEC on March 24, 2016)

99.2	Press Release of Armstrong Flooring, Inc., dated April 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
	Name:	Christopher S. Parisi
	Title:	Senior Vice President, General Counsel and Secretary

Date: April 4, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 31, 2016, by and between Armstrong Flooring, Inc. and AFI Intermediate Co.

3.1	Amended and Restated Certificate of Incorporation of Armstrong Flooring, Inc., dated March 30, 2016

3.2	Amended and Restated Bylaws of Armstrong Flooring, Inc., dated March 30, 2016

10.1	Transition Services Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.2	Tax Matters Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.3	Employee Matters Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.4	Trademark License Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.5	Transition Trademark License Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.6	Campus Lease Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.7	Credit Agreement, dated as of April 1, 2016, among Armstrong Flooring, Inc. and Armstrong Hardwood Flooring Company, as Borrowers, certain subsidiaries of Armstrong Flooring, Inc. identified therein, as the Guarantors, Bank of America, N.A., as Administrative Agent and Collateral Agent, the other lenders party thereto, JPMorgan Chase Bank, N.A. and SunTrust Robinson Humphrey, Inc., as Co-Syndication Agents, and Bank of America, N.A., JPMorgan Chase Bank, N.A. and SunTrust Robinson Humphrey, Inc. as Joint Lead Arrangers and Joint Book Managers

10.8	Armstrong Flooring, Inc. 2016 Directors Stock Unit Plan (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-8 filed by Armstrong Flooring, Inc. with the SEC on April 1, 2016)

10.9	Armstrong Flooring, Inc. 2016 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed by Armstrong Flooring, Inc. with the SEC on April 1, 2016)

10.10	Armstrong Flooring, Inc. Nonqualified Deferred Compensation Plan

10.11	Retirement Benefit Equity Plan of Armstrong Flooring, Inc.

99.1	Information Statement of Armstrong Flooring, Inc., dated March 24, 2016 (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Armstrong Flooring, Inc. with the SEC on March 24, 2016)

99.2	Press Release of Armstrong Flooring, Inc., dated April 4, 2016